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                                                                   EXHIBIT 23.3

                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our reports, dated February 28, 2000, on Iron Mountain Europe Limited's financial statements included in this Form 10-K, into Iron Mountain Incorporated's, a Pennsylvania corporation, previously filed registration statements on Forms S-3 (File Nos. 333-91577 and 333-72191) and S-8 (File Nos. 333-43787, 333-69859 and
333-95901).

/s/ RSM Robson Rhodes

RSM Robson Rhodes

Birmingham, England
March 27, 2000